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                                                                   EXHIBIT 3.11B

                                     BY-LAWS

                          CONWAY OFFICE PRODUCTS, INC.

      Article 1. The name of the Corporation shall be Conway Office Products, Inc. and the principal place of business of the Corporation in the State of New Hampshire shall be located in the City of Nashua, County of Hillsborough.

            Other offices or places of business may be established by the Board of Directors from time to time at such places either within or without the State of New Hampshire as the Board of Directors may see fit.

      Article 2. The seal of the Corporation shall be circular in form bearing the name of the Corporation and the State and year of its incorporation.

      Article 3. Certificates of stock of the Corporation shall be signed by the President and Treasurer.

      Article 4. The regular annual meeting of the stockholders shall be held at the office of the Corporation in said Nashua each year on such date as may be fixed from time to time by the Board of Directors, preference being given to a date not less than sixty nor more than ninety days after the close of the fiscal year. The fiscal year shall be established by the President. The annual meeting may be held at any other place either within or outside the State of New Hampshire which my be designated in a writing to be filed with the records of the meeting. If the annual meeting is held outside the State, the filing
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requirements of RSA 294:81 must be satisfied. Written notice of the annual meeting shall be given to each stockholder of record by mailing the same to the last known address of such stockholder, by giving it in hand to the stockholder or by leaving it at the last known address of the stockholder, at least one week prior to the day of meeting. A quorum for the transaction of business shall consist of a majority of the stock issued and outstanding, represented either in person or by proxy.

            Special meetings of the stockholders may be called at any time by the President, the Treasurer, any two Directors or the holder or holders of twenty percent (20%) of the shares of the capital stock of the Corporation. Notice of a special meeting shall be given in the manner prescribed for annual meetings and the notice of a special meeting shall also state the object thereof.

            Every shareholder entitled to vote may do so either in person or by proxy. Every proxy whether for a special or regular meeting must be dated and signed by the shareholder, his legally appointed fiduciary, trustee or attorney-in-fact. No proxy shall be valid after expiration of three (3) months from the date of its execution, unless otherwise expressly and conspicuously provided in the proxy and no proxy shall be valid after the final adjournment of any such meeting.

      Article 5. The affairs of the Corporation shall be managed by a board of not less than three nor more than five directors, who shall be elected by the majority vote of the stockholders at each annual
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meeting. Any vacancy occurring in the Board of Directors shall be filled by the remaining Directors if there be at least two (2) of them and otherwise at a special meeting of stockholders duly called for that purpose. The Directors shall have the power to authorize the President and Treasurer to transfer and to mortgage real estate owned by the Corporation and the Directors shall exercise all the powers that may be exercised by the Corporation under the laws of the State of New Hampshire, the Articles of Agreement and the By-Laws, only by majority vote.

            Regular and special meetings of the Board of Directors shall be held on such notice, at such time and places within or without the State of New Hampshire as the Directors may from time to time determine. The period of notice required for stockholders' meeting shall be sufficient for all meetings of Directors and such shorter period as may be fixed by the Directors shall be sufficient. A majority of the Directors shall be necessary to constitute a quorum.

      Article 6. In addition to the Board of Directors, the officers of this Corporation shall consist of a President, Vice-President, Treasurer, Clerk and such other officers as shall from time to time be chosen and appointed by the Board of Directors. The Board of Directors may from time to time increase or decrease the authority and duties of any officer whether appointed by them or elected pursuant to these By-Laws. All of these officers shall be elected by the Board of Directors at a meeting to be held as soon as practicable after the close of the annual meeting. One person may hold more than one office. Directors and officers need not be stockholders.
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            The President shall preside at all meetings of the Directors and stockholders, and shall be the principal executive officer of the Corporation.

            The Vice-President shall have the powers and perform the duties of the President in the absence of incapacity of the President.

            The Treasurer shall have charge of all the financial affairs of the Corporation, shall keep an account of the same, shall deposit all money and valuables of the Corporation in the name of and to the credit of the Corporation.

            The Clerk shall keep a record of the stockholders' meetings and perform such other duties as are imposed by law upon the Clerk. The Clerk shall give notices of all meetings but such notices may be given in the event of the absence, disability or refusal of the Clerk by the President or Treasurer.

      Article 7. In case of the death, disability, or resignation of one or more officers, the Directors shall fill the vacancy for the unexpired term.

      Article 8. Any officer, including a Director, may resign at any time by resignation in writing delivered to the Corporation. Any officer elected by the Board of Directors may be removed by the Board of Directors at any time for or without cause. Any officer or Director elected by the stockholders may be removed at any time for or without cause at any regular or special meeting of the stockholders by a vote of the holders of a majority of the stock outstanding and entitled to
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vote.

      Article 9. These By-Laws may be amended or new By-Laws adopted by a vote of the holders of two-thirds (2/3) of the shares of stock outstanding and entitled to vote, unless a greater proportion is required by law, represented, in person or by proxy, at meetings of stockholders but the call for such meeting must state the proposed amendment.

      Article 10. Should the day fixed herein or by any notice fall upon Sunday or any legal holiday, the meeting shall be held on the next succeeding business day at the same hour and place. Any notice required herein may be waived by the consent in writing of the person who would have received such notice and such writing shall be filed with the records of the meeting.

      I, Jane B. Conway, Temporary Clerk and Clerk, do hereby certify that the foregoing is a true and correct copy of the By-Laws adopted by Conway Office Products, Inc., at its organization meeting.


                                                 /s/ Jane B. Conway
                                                 --------------------------
                                                 Temporary Clerk


                                                 /s/ Jane B. Conway
                                                 --------------------------
                                                 Clerk
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      The President then stated that upon the recommendation of counsel; it was desirable to amend the By-Laws in order to take advantage of recent amendments of RSA 294 which make management of corporate affairs more convenient. After discussion, upon motion duly made and seconded, it was unanimously

      VOTED:

            (1) Amend present "Article 5" by deleting it in its entirety and substituting in place thereof the following:

                  "Article 5. The affairs of the corporation shall be managed by a board of not less than three nor
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                  more than seven directors who shall be elected by the majority vote of the stockholders at each annual meeting and who shall serve until their successors are duly qualified and elected. Notwithstanding anything in the foregoing to the contrary, if the laws of the State of New Hampshire so permit, the officers of the corporation shall be managed by a board of not less than three nor more than seven directors, provided that if there shall be less than three stockholders of the corporation, the number of directors may equal the number of stockholders, said directors to be elected by the majority vote of the stockholders at each annual meeting. Any vacancy occurring in the Board of Directors shall be filled by the remaining director if there be at least two (2) of them, and otherwise at a special meeting of the stockholders duly called for that purpose. The directors shall have the power to authorize the President, Treasurer, and/or any other officer to transfer and to mortgage real estate owned by the corporation and the directors shall exercise all the powers that may be exercised by the corporation under the laws of the State of New Hampshire, the Articles of Agreement and the By-Laws, only by majority vote.

                  Regular and special meetings of the Board of Directors shall be held on such notice, at such times and places within or without the State of New Hampshire as the directors may from time to time determine. The period of notice required for stockholders' meetings shall be sufficient for all meetings of directors and such shorter period as may be fixed by the directors shall be sufficient. A majority of the directors shall be necessary to constitute a quorum.

                  In addition to the directors, the officers of the corporation shall include a president, a treasurer and a clerk, all of whom except the president shall be chosen by ballot at the annual meeting of the stockholders in each year, and the president shall be chosen by and from said directors at the meeting of the directors immediately following the annual meeting of the stockholders. All of the said officers and directors shall hold their respective offices until their successors are chosen and qualified. None of the officers or directors shall be required to be stockholders."
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            (2)   Add new Article 5(A) by inserting between Article 5 as amended this date and existing Article 6 the following:

                  "Article 5(A). To the extent that the laws of the State of New Hampshire so permit, any action required or permitted to be taken at a meeting of the stockholders, or of the directors, as the case may be, may be taken and shall be legal and valid if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action, or by all the directors, as the case may be, and such consents are thereupon filed with the Clerk of the corporation as part of the corporate records. Such written consents shall have the same effect as a unanimous vote of the stockholders, or of the directors, as the case may be, and may be stated as such in any certificate or document required or permitted to be filed with the Secretary of State, and in any certificate or document prepared or certified by any officer or the Clerk of the corporation for any purpose."

            (3)   Add new Article II, as follows:

                  "Article II. So as to induce persons of sound judgment to be employed by and/or serve the Corporation as officers, Directors, fiduciary appointees and in other positions of judgment and responsibility specifically designated by the Board of Directors, and as partial consideration for such service, the Corporation by its Board of Directors shall reimburse, exonerate, hold harmless and indemnify, as the case may be:

                  (A) Any person who was or is a party or is threatened to be made a party to any threatened, pending, contemplated or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, fiduciary appointee or other eligible person specifically designated by the Board claiming such indemnification of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, fiduciary appointee or other eligible
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                        person specifically designated by the Board claiming
                        such indemnification of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or those objects of his fiduciary responsibility, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided further that expenses incurred with respect to any claim, action, suit or proceeding of the character described herein may with the approval of the Board be advanced by the Corporation prior to final disposition thereof, upon receipt of an undertaking by or on behalf of the recipient, to repay all such advances unless the Board shall finally authorize the payment of indemnification with respect to such expenses in the manner hereinabove provided. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (B) Any person who was or is a party or is threatened to be made a party to any threatened, pending, contemplated or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, fiduciary appointee specifically designated by the Board or other Eligible person claiming such indemnification of the Corporation
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                        or is or was serving at the request of the Corporation
                        as a Director, officer, fiduciary appointee specifically designated by the Board or other eligible person claiming such indemnification of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or such other court shall deem proper, and provided further that expenses incurred with respect to any claim, action, suit or proceeding of the character described herein may with the approval of the Board be advanced by the Corporation prior to final disposition thereof, upon receipt of an undertaking by or on behalf of the recipient, to repay all such advances unless the Board shall finally authorize the payment of indemnification with respect to such expenses in the manner hereinabove provided.

                  To the extent that a Director, officer, employee, agent, or fiduciary appointee specifically designated by the Board of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above in paragraphs (A) and (B), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and
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                  reasonably incurred by him in connection therewith, if, in each instance, the Board shall find by a vote which is sufficient for the purpose without counting the vote of any Director who is a party to the claim, action, suit or proceeding in question (and without counting any such interested Director in determining the presence of a quorum of the Board), that the Director, officer, fiduciary appointee specifically designated by the Board or other eligible person claiming such indemnification is entitled to receive the same, and, in case of settlement, that amount paid in settlement, or the portion thereof as to which indemnification is to be given is reasonable in the light of all of the circumstances. He may enforce the right to indemnification granted by this section by a separate action against the Corporation, in an order for indemnification is not entered by a court in the action, suit or proceeding wherein he was successful on the merits."


                                                  --------------------------
                                                     Jane B. Conway, Clerk